EXHIBIT 99.1

HOUSTON, TEXAS
21 NOVEMBER 2000

FOR IMMEDIATE RELEASE:

ATWOOD OCEANICS, INC., HOUSTON-BASED INTERNATIONAL DRILLING CONTRACTOR, ANNOUNCED TODAY THAT THE COMPANY AND ITS SUBSIDIARIES REPORTED NET INCOME OF USD 23,148,000, OR USD 1.66 PER DILUTED SHARE, ON CONTRACT REVENUES OF USD 134,514,000, FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, COMPARED TO NET INCOME OF USD 27,720,000, OR USD 2.01 PER DILUTED SHARE, ON CONTRACT REVENUES OF USD 150,009,000, FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999.

COMPARED FIGURES ARE AS FOLLOWS:

                                                 2000              1999
                                           ===============    ================

FOR THE YEAR ENDED SEPTEMBER 30:

CONTRACT REVENUES                           USD 134,514,000    USD 150,009,000
INCOME BEFORE INCOME TAXES                       35,898,000         46,507,000
NET INCOME                                       23,148,000         27,720,000
EARNINGS PER COMMON SHARE -
     BASIC                                             1.68               2.03
     DILUTED                                           1.66               2.01
WEIGHTED AVERAGE SHARES OUTSTANDING -
    BASIC                                        13,763,000         13,649,000
    DILUTED                                      13,916,000         13,791,000



                                                        CONTACT:  JIM HOLLAND
                                                               (281) 749-7804